Axos Q2 Fiscal 2023 Earnings Supplement January 26, 2023 NYSE: AX

1 Loan Growth by Category for Second Quarter Ended December 31, 2022 Loans Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Auto & Consumer Jumbo Mortgage Multifamily Small Balance Commercial Lender Finance RE SF Warehouse Lending Asset-Based Lending Auto CRE Specialty Unsecured / OD Equipment Leasing Q2 FY23 $ millions Other Q1 FY23 $3,845 144 2,175 875 4,981 781 125 555 77 7 $12 (33) 48 37 133 105 (13) (2) 3 Inc (Dec) Commercial & Industrial Non-RE* Lender Finance Non-RE 1,391 (90) 693 68 $15,649 $15,384 $265 (3) $3,833 177 2,127 838 4,848 676 138 557 74 10 1,481 625 * Certain prior period Commercial & Industrial Non-Real Estate loans were reclassified between sub-categories to conform to the current period presentation.

Fixed/Hybrid Years to Maturity / Repricing*Mix of Loan Repricing Types Variable 54% Hybrid 38% Fixed 8% 414 687 1,718 2,942 5,706 6,842 6,905 6,910 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 1/2 1 2 3 5 10 20 >20 Years $M 6% 10% 25% 43% 100%100%99%83% *Excludes SF Warehouse Lending and Equipment Leasing. Interest Rate Components of Loan & Lease Portfolio At December 31, 2022 2

Axos Advisor Services (AAS) Cash Sorting 3 $17.6 $19.9 $19.4 $26.0 $24.7 $26.3 $25.1 $22.4 $21.6 $22.5 $22.5 $1.4 $1.1 $1.3 $1.5 $1.3 $1.4 $2.1 $2.7 $2.6 $1.7 $1.7 7.8% 5.7% 6.5% 5.6% 5.1% 5.5% 8.4% 11.9% 11.9% 7.4% 7.6% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 AAS Assets Under Custody (AUC) and Cash Ending Balances AUC Cash Cash as % of AUC *EAS acquisition closed August 2, 2021

Change in Allowance for Credit Losses (ACL) & Unfunded Loan Commitments Reserve (UCL) ($ in millions) 155.5 (2.2) 0.4 3.5 157.2 11.0 10.5 120 130 140 150 160 170 (0.5) September 30, 2022 ACL + UCL Gross Charge-offs Provisions for credit losses Gross Recoveries December 31, 2022 ACL + UCL UCLACL 4

5 Allowance for Credit Losses (ACL) by Loan Category as of December 31, 2022 Loans Single Family - Mortgage and Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Auto & Consumer Loan Balance $ millions Other ACL $ $3,989.0 3,050.1 5,762.1 632.2 7.2 ACL % Commercial & Industrial Non-RE 2,208.9 $15,649.5 15.5 72.2 13.9 0 36.0 $19.6 $157.2 1.00% 1.25% 0.51% 0.49% 0.00% 2.20% 1.63%

Credit Quality ($ millions) Non‐performing Loans Down from Prior Quarter 9/30/2022 Loans O/S NPLs % Single Family-Mortgage & Warehouse $4,009.8 $65.7 1.64% Multifamily and Commercial Mortgage 2,965.0 35.8 1.21 Commercial Real Estate 5,523.9 14.9 0.27 Commercial & Industrial - Non-RE 2,244.3 3.0 0.13 Auto & Consumer 631.3 1.0 0.16 Other 10.0 0.1 1.00 Total $15,384.3 $120.5 0.78% 12/31/2022 Loans O/S NPLs % Single Family-Mortgage & Warehouse $3,989.0 $39.0 0.98% Multifamily and Commercial Mortgage 3,050.1 35.3 1.16 Commercial Real Estate 5,762.1 14.9 0.26 Commercial & Industrial - Non-RE 2,208.9 3.0 0.14 Auto & Consumer 632.2 1.4 0.22 Other 7.2 1.4 19.44 Total $15,649.5 $95.0 0.61% Change at 12/31/22 from 9/30/22 Loans O/S NPLs Single Family-Mortgage & Warehouse ($20.8) ($26.7) Multifamily and Commercial Mortgage 85.1 (0.5) Commercial Real Estate 238.2 0.0 Commercial & Industrial - Non-RE (35.4) 0.0 Auto & Consumer 0.9 0.4 Other (2.8) 1.3 Total $265.2 ($25.5) 6

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10 Greg Garrabrants, President and CEO Derrick Walsh, EVP and CFO Andy Micheletti, EVP of Finance investors@axosfinancial.com www.axosfinancial.com Johnny Lai, SVP Corporate Development and Investor Relations Phone: 858.649.2218 Mobile: 858.245.1442 jlai@axosfinancial.com Contact Information